MAYNARD OIL COMPANY
                             8080 N. Central Expressway
                                      Suite 660
                                 Dallas, Texas 75206


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               To be Held May 21, 1996


          The annual meeting of stockholders of MAYNARD OIL COMPANY will be held on Tuesday, May 21, 1996, at 9:30 A.M., Dallas Time, at the offices of the Company, 8080 N. Central Expressway, Suite 660, Dallas, Texas, for the following purposes:

               1. To elect three directors to hold office in accordance with the Company's Certificate of Incorporation, as amended, until the 1997 Annual Meeting of Stockholders, or until their successors shall be duly elected.

               2. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on April 8, 1996, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

          Please sign, date and return the accompanying Proxy in the enclosed envelope which requires no postage if mailed in the United States. All stockholders of the Company are invited to attend the meeting in person.


                                   By order of the Board of Directors


                                   Linda K. Burgess
                                   Secretary and Controller

     Dallas, Texas
     April 16, 1996


          YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   PROXY STATEMENT

                                 MAYNARD OIL COMPANY

                           ANNUAL MEETING OF STOCKHOLDERS

                                    May 21, 1996


                                 GENERAL INFORMATION

          This Proxy Statement is furnished to stockholders of Maynard Oil Company on or about April 16, 1996, in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on May 21, 1996, at the time and place and for the purposes set forth in the accompanying Notice of the meeting.

          THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND IS REVOCABLE AT ANY TIME PRIOR TO BEING VOTED. All shares of the Company's Common Stock, par value $.10, represented by properly executed and unrevoked proxies will be voted, if the proxies are received in time for the meeting. Any Stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by giving notice to the Company in writing or in open meeting.

          The Company will bear the cost of solicitation of the proxies. In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specifically employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph. The Company may also reimburse brokers or other persons holding shares in their name, or in the names of nominees, for expenses in sending proxy material to principals and obtaining their proxies.

          Each holder of Common Stock of record at the close of business on April 8, 1996, is entitled to one vote per share on all matters to come before the meeting. Cumulative voting is not permitted under the Company's Certificate of Incorporation and By-Laws. At the close of business on April 8, 1996, there were outstanding and entitled to vote at the meeting 4,889,795 shares of Common Stock. A majority of the outstanding shares must be represented at the meeting in person or by proxy in order to have a quorum to conduct business at the meeting.

          A stockholder may, with respect to the election of directors, (i) vote for all nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for all such nominees other than any nominee with respect to whom the stockholder withholds authority to vote. The nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected. Accordingly, withholding authority to vote for a director nominee will not prevent him from being elected. On any other matter which may properly come before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote is required. Broker non-votes will have no effect on any matter at the meeting.

                               PRINCIPAL STOCKHOLDERS

          James G. Maynard (whose address is 344 Westmoreland Building, Skokie, Illinois, 60077, and whose shareholdings are shown below) and Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, are the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company. As set forth in the table below, Dimensional is deemed to have beneficial ownership of 331,900 shares of Common Stock as of April 8, 1996. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc. and the DFA Investment Trust Company, each registered open-end investment companies.

          The following table shows with respect to each director and nominee for director of the Company, each 5% stockholder, each executive officer named in the Summary Compensation Table below, and with respect to all directors and executive officers as a group: (i) the total number of shares of Common Stock beneficially owned as of April 8, 1996, and (ii) the percent of the total number of shares of Common Stock outstanding as of that date:

                                            Amount and
             Name of                         Nature of       Percent
           Beneficial                       Beneficial         of
              Owner                        Ownership(1)       Class
           ----------                      -------------     -------

          James G. Maynard                 2,756,596 (2)      56.37
          Dimensional Fund
            Advisors, Inc                    331,900           6.79
          Robert B. McDermott                  5,000           0.10
          Ralph E. Graham                      2,200           0.04
          Glenn R. Moore                         250           *
          L. Brent Carruth                       100           *
          Kenneth W. Hatcher                     100           *

          All directors and executive
          officers as a group
          (6 persons)                      2,764,246          56.53

     __________________________
     *    Less than .01%

     (1) In accordance with regulations of the Securities and Exchange Commission, stock ownership reflects shares with respect to which the director, nominee, principal stockholder or executive officer has voting power or investment power, or has a right to acquire such power. Each director, nominee, principal stockholder or executive officer has both sole voting power and sole investment power with respect to the shares set forth in the table. Beneficial ownership is disclaimed by each director, nominee, principal stockholder or executive officer of shares listed of which he or it would not, but for Rule 13d-3 under the Securities Exchange Act of 1934, be deemed to be the beneficial owner.

     (2) Includes 300,000 shares held of record by a corporation controlled by Mr. Maynard and 2,456,596 shares held of record by Mr. Maynard, as trustee of a trust for his benefit.


                                ELECTION OF DIRECTORS

          In accordance with the Company's By-laws three directors are to be elected at the annual meeting. Each director elected will hold office until the next annual meeting and until his successor is elected and qualifies. Shares represented by valid proxies will be voted for the election of the three nominees listed below.

          The nominees have consented to serve on the Board, if elected, but should any of the three be unable to serve in this capacity at the time of the meeting, the proxies will be voted by the proxy holders in their discretion for any substitute nominee who may be designated by Management. It is anticipated that the nominees will be available to serve as directors.


     Names of Nominees             Position with Company, Business
       for Election         Age    Experience and other Directorships
     -----------------      ---    ----------------------------------

     Ralph E. Graham        76     Director of the Company since 1993.
                                   Partner of Day Oil Company, an oil and gas exploration and drilling partnership.

     James G. Maynard       70     Chief Executive Officer and Chairman of the
                                   Board of the Company, since its
                                   incorporation in 1971.

     Robert B. McDermott    68     Director of the Company since 1971.  Of
                                   Counsel to the law firm of McDermott, Will and Emery, since March 1, 1992 (prior to which he was a partner in such firm).
                                   Director of The Cherry Corporation, an
                                   electronics manufacturer.


     MEETINGS OF THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD OF DIRECTORS

          During the past fiscal year, the Board of Directors met six times, the Compensation Committee of the Board, comprised of Messrs. Maynard, Graham and McDermott, met twice and the Audit Committee, comprised of Messrs. McDermott and Graham, met twice. The Audit Committee recommended, and the Board of Directors selected Price Waterhouse to audit the Company's financial statements for the year ended December 31, 1995. The Compensation Committee sets the compensation of the officers of the Company and the Audit Committee meets with the public accountants and accounting personnel of the Company for review of their respective information, opinions and functions. Mr. Maynard's compensation was determined by Messrs. McDermott and Graham as more fully described in the Compensation Committee Report on Executive Compensation. The Board of Directors does not have a nominating committee. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and of the committees on which he served.

                               EXECUTIVE COMPENSATION

          The table below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993, of those persons who were, at December 31, 1995 (i) the chief executive officer, and (ii) the other three executive officers of the Company with compensation in excess of $100,000.

                             SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                                                                                  Compensation
                                                          Annual Compensation(1)                     Stock               All Other
         Name and Principal                    Fiscal                                            Participation            Compen-
         Position                               Year         Salary(2)          Bonus(3)         Units(shs)(4)           sation(5)
         ------------------                    ------        ---------          --------         -------------           ---------
         James G. Maynard                      1995          $105,000           $   -0-                 -0-              $ 3,150(6)
         Chairman of the Board,                1994            97,200               -0-                 -0-                3,664
           Chief Executive                     1993            97,200               -0-                 -0-                7,413
           Officer and
           Treasurer

         Glenn R. Moore                        1995           152,692              4,400                -0-               12,000(7)
         President                             1994           149,000              7,500                -0-               12,520
                                               1993           149,000               -0-               14,000              11,920

         L. B. Carruth                         1995           128,846              3,800                -0-               10,808(8)
         Vice President of                     1994           125,000              6,250                -0-               10,000
          Operations                           1993           123,972               -0-                7,500               9,918

         Kenneth W. Hatcher                    1995           115,446              3,400                -0-                9,683(9)
         Vice President of                     1994           112,000              5,600                -0-                8,960
          Finance                              1993           111,243               -0-                6,000               8,899

         ____________________________

     (1) The Company does not maintain a "long term incentive plan" as that plan is defined in the applicable rules.

     (2)  Includes amounts deferred under the Company's Thrift Investment Plan.

     (3) Includes bonus awards earned for performance in the fiscal year even though such amounts could be payable in subsequent years.

     (4) During August 1993, the Company issued stock participation units of 14,000, 7,500, and 6,000 to Messrs. Moore, Carruth, and Hatcher at
          $5.625 per share. These shares vested 25% in August, 1995 and the balance in equal annual installments. Payments are made upon termination of the employee's employment over a twenty-four month period.

     (5) Totals shown consist of the Company's contributions to (i) the Retirement Plan in the amount of 3% of annual salary and (ii) the Thrift Investment Plan for the remainder.

     (6) During 1995, $3,150 was accrued in the Retirement Plan on behalf of Mr. Maynard.

     (7) During 1995, $4,500 was accrued in the Retirement Plan and $7,500 in the Thrift Investment Plan on behalf of Mr. Moore.

     (8) During 1995, $4,053 was accrued in the Retirement Plan and $6,755 in the Thrift Investment Plan on behalf of Mr. Carruth.

     (9) During 1995, $3,631 was accrued in the Retirement Plan and $6,052 in the Thrift Investment Plan on behalf of Mr. Hatcher.


     The table below summarizes certain information with respect to the value of the stock options exercised and the stock participation units held by executive officers at December 31, 1995.


           Aggregated Option/Stock Participation (SPAR) Exercises in 1995 and December 31, 1995 Stock Participation (SPAR) Values

                                                                                   Number of
                                                                                  Securities                     Value of
                                                                                  Underlying                    Unexercised
                                                                                 Unexercised                   In-the-Money
                                                                                   SPARs at                     SPARs(2) at
                                  Shares                  Value                  12/31/95 (#)                  12/31/95 ($)
                                Acquired on              Realized                Exercisable/                  Exercisable/
         Name                  Exercise (#)                  $                  Unexercisable                  Unexercisable
         ----                  ------------              --------               -------------                  -------------
         Maynard                    -0-                  $   -0-                     0/0                         $     0/0

         Moore                    10,000                  20,000               18,500/10,500(3)                37,688/11,812

         Carruth                   5,000                  10,000                9,375/5,625(4)                  18,984/6,328

         Hatcher                  5,000                   10,000                9,000/4,500(5)                  18,563/5,062


     (1) The Company's Stock Option Plan expired March 31, 1992 and, therefore, no additional stock options can be granted. All options were exercised in September, 1995.

     (2) Based upon a price of $6.75 per share, the last bid price on NASDAQ of the Company's Common Stock on December 31, 1995.

     (3)  Represents 29,000 SPARs of which 18,500 have vested.

     (4)  Represents 15,000 SPARs of which 9,375 have vested.

     (5)  Represents 13,500 SPARs of which 9,000 have vested.

     There were no awards of stock participation units to any employee in 1995.


     COMPENSATION OF DIRECTORS

          During 1995, each director, who was not an employee of the Company, received an annual retainer of $10,000. In addition, each committee member, who was not an employee of the Company, (two each for both the Compensation and Audit Committees) received an annual amount of $3,000.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Committee's goal is to compensate all executives fairly, for both their long-term and recent contributions to the Company. The Committee believes that services of outstanding value can be rendered in periods of financial or operating stringency, as well as in boom times.

          Compensation for each executive includes a salary and from time to time longer-term incentive compensation, such as stock options and stock participation units. The Committee considers the total compensation (earned or potentially available) of each executive officer in establishing each element of compensation. At the end of 1995, the Committee authorized cash bonuses totalling $30,650 to a total of 19 employees, excluding Mr. Maynard, to recognize meritorious performance during the year.

          Salaries for executives are reviewed by the Committee on an annual basis and may be increased to reflect the individual's contribution to the Company or changes in the competitive level of pay. The Committee has access to a national survey on oil and gas compensation, which includes executives in both larger and smaller companies. Companies which participated in the compensation survey include privately held corporations, as well as companies on NASDAQ, the American Stock Exchange, and the New York Stock Exchange. This national survey covers more companies than are included in the Performance Graph on Page 9 and it is believed to be the best available information for the intended purpose. Mr. Maynard, Mr. Moore, Mr. Carruth and Mr. Hatcher are paid compensation which generally ranks them in or below the mid-range of executives in similar positions for corporations of similar size.

          The Compensation Committee evaluates the salary of Mr. Maynard, the Chief Executive Officer, based largely on the Committee's assessment of his past and current performance and its expectation as to his future contributions in leading the Company and its business. The Compensation Committee believes the key indicator for an oil and gas exploration and production company is the replacement of hydrocarbon reserves through drilling or acquisition, the cost of such reserves and the extent of the risk to which the shareholder's investment has been subjected. The Company's net equivalent barrels of reserves have increased, largely through acquisition, by 30% during 1994 and by an additional 39% in 1995. The Committee believes that Mr. Maynard's contributions to the Company warrant a salary substantially in excess of what he is paid; it has limited Mr. Maynard's compensation at Mr. Maynard's express request.

          The Committee also considered the Company's performance in determining other salaries and bonus awards for 1995. It considered these factors both on an absolute basis and relative to the oil and gas industry, in general. In determining salaries for employees, other than Mr. Maynard, the Committee reviewed the Chief Executive Officer's recommendations based upon individual performance, as well as the factors mentioned in the above paragraph.

          Since the price of the Company's stock is affected to a significant degree by oil and gas prices, over which executives have no control, and various other factors over which they have limited control, the Committee has focused on salaries as the principal means of providing incentives and rewarding executive performance and bonuses. The Company did not award stock options or stock participation units ("shadow stock") in 1995.

          During 1995, the Compensation Committee consisted of Ralph E. Graham, James G. Maynard and Robert B. McDermott, all directors of the Company. Mr. Maynard does not take part in the determination of his compensation.

          The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                              For the Compensation Committee

                              James G. Maynard
                              Robert B. McDermott
                              Ralph E. Graham



     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          James G. Maynard is Chief Executive Officer and Chairman of the Board of the Company. During 1995, the Compensation Committee consisted of Ralph E. Graham, James G. Maynard and Robert B. McDermott, all directors of the Company.

          Until March 1, 1992, Robert B. McDermott was a partner in the law firm of McDermott, Will & Emery, which serves as legal counsel to the Company.


                                  PERFORMANCE GRAPH

          Set forth below is a line graph comparing the yearly cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market for U.S. Companies and the NASDAQ Industry Index for oil and gas production companies for the five fiscal years ending December 30, 1995. This graph assumes that $100 was invested on December 31, 1990 and that all dividends were reinvested. The performance shown on the graph below is not necessarily indicative of future performance. The Company will make available to requesting stockholders the identities of the companies within the CRSP Index for NASDAQ stock (SIC-1300-1399 US Companies). All of the companies listed in this index are involved in oil and gas extraction.

          The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                  COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

               Prepared by the Center for Research in Security Prices,
                                University of Chicago

                                                               12/31/90   12/31/91   12/31/92    12/31/93   12/31/94   12/31/95
                                                               --------   --------   --------    --------   --------   --------
     MAYNARD OIL COMPANY                                         100.0       83.3       77.1       87.5       83.3      112.5
     CRSP Index for Nasdaq Stock Market (US Companies)           100.0      160.5      186.8      214.5      209.7      296.6
     CRSP Index for Nasdaq Stocks (SIC 1300-1399 US Cos.)*       100.0       96.8      100.2      128.7      120.3      148.8

     Note:

         *       The peer index includes results from all US companies trading on NASDAQ in the 130 SIC group, oil and gas extraction and production companies, which inlcudes 235 Companies over the period presented and 133 active at December 30, 1995.


                                                    INDEPENDENT ACCOUNTANTS

          Price Waterhouse audited the Company's financial statements for the year ending December 31, 1995 and has been selected as the independent accounting firm who will audit the Company's financial statements for the year ending December 31, 1996. Representatives of Price Waterhouse are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                               STOCKHOLDER'S PROPOSALS

          Any proposal by a stockholder of the Company intended to be presented at the next annual meeting of stockholders and included in the Company's proxy statement and form of proxy relating to that meeting, must be received by the Company at its principal executive office not later than December 17, 1996, and must also comply with other requirements of the proxy solicitation rules of the Securities and Exchange Commission. In addition, the notice provisions contained in the Company's By-laws must be satisfied in order for a stockholder to bring business properly before any meeting of stockholders.

                                    OTHER MATTERS

          The Management of the Company does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                              By Order of the Board of Directors


                              Linda K. Burgess
                              Secretary and Controller


     Dallas, Texas
     April 16, 1996


                                 MAYNARD OIL COMPANY

             This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints James G. Maynard and Glenn R. Moore as Proxies, each with the power to appoint a substitute and hereby authorizes them to vote, as designated on the reverse side, all shares of common stock of Maynard Oil Company held of record by the undersigned on April 8, 1996, at the Annual Meeting of Stockholders to be held on May 21, 1996, or any adjournment or adjournments thereof.

          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES.

                             (continued on reverse side)


     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
     UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     1. To vote for the election of James G. Maynard, Ralph E. Graham, and Robert B. McDermott as directors, to hold office until the 1997 Annual Meeting of Stockholders. If it is desired that votes be withheld from the election of any of the individual nominees, his name should be written in the following space.

          FOR       WITHHOLD AUTHORITY
                          TO VOTE       --------------------------------------


     2.   In their discretion, the Proxies   THIS PROXY IS SOLICITED ON
          are authorized to vote upon        BEHALF OF THE COMPANY'S
          such other business as may         BOARD OF DIRECTORS WHICH ENCOURAGES
          properly come before the meeting.  EACH SHAREHOLDER OF RECORD TO VOTE.
                                             Please sign exactly as name appears
                                             hereon.  When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, as
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such.  If a corporation, please
                                             sign in full corporate name by
                                             President or other authorized
                                             officer.  If a partnership, please
                                             sign in partnership name by
                                             authorized person.

                                             Dated: ---------------------, 1996

                                             ----------------------------------
                                                             Signature
                                             ----------------------------------
                                                     Signature if held jointly

     PLEASE MARK INSIDE BLUE BOXES SO THAT   PLEASE MARK, SIGN, DATE AND RETURN
     DATA PROCESSING EQUIPMENT WILL RECORD   THE PROXY CARD PROMPTLY USING
     YOUR VOTES                              THE ENCLOSED ENVELOPE